POWER OF ATTORNEY


         I hereby appoint Michael Bornak, Chief Financial Officer of Portec Rail Products, Inc. (the "Company"), Alan Schick or Robert Lipsher of the law firm Luse Gorman Pomerenk & Schick, P.C. to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by me, as a result of my association with the Company, under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Bornak, Mr. Schick or Mr. Lipsher in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on December 30, 2003.


                                            By:   /s/ Richard J. Jarosinski
                                                  ------------------------------
                                                  Richard J. Jarosinski


                                In presence of:   /s/ Michael D. Bornak
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                                                  Signature of Witness


                                                  Michael D. Bornak
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                                                  Printed Name